UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

On February 16, 2012, GeoMet, Inc. (the “Company”) issued a press release announcing that it has increased its natural gas hedges through the addition of swaps. All of the Company’s current hedges are swap transactions. The Company estimates that approximately 73% of its projected sales volumes in 2012 are hedged at an average price of $4.99 per MMBtu, including approximately 82% of projected sales volumes during the period from April through October which are hedged at an average price of approximately $4.55 per MMBtu. For the year 2013, the Company estimates that it has hedged between 20% and 40% of projected sales volumes, depending on the month, at prices ranging from $3.81 to $4.95 per MMBtu. During the first two months of 2012, the Company received approximately $4.6 million in settlement payments from hedge counterparties. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc. (Registrant)

Dated: February 17, 2012	By:	/S/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated February 16, 2012.